Exhibit 99.1

Vistance Networks Reports Fourth Quarter and Full Year 2025 Results

Fourth Quarter Highlights

•
Net sales of $514.5 million
•
GAAP loss from continuing operations of $50.3 million
•
Non-GAAP adjusted EBITDA of $64.7 million (1)
•
Core non-GAAP adjusted EBITDA of $99.1 million* (1)
•
Cash flow generated by operations of $281.3 million and free cash flow of $255.5 million (2)

Full Year Highlights

•
Net sales of $1.93 billion
•
GAAP from continuing operations of $324.3 million
•
Non-GAAP adjusted EBITDA of $292.0 million (1)
•
Core non-GAAP adjusted EBITDA of $379.4 million* (1)
•
Cash flow generated by operations of $322.9 million and free cash flow of $252.6 million (2)

* Core financial measures reflect the results of the RUCKUS and Aurora Networks (Aurora) segments, in the aggregate, and exclude general corporate costs that were previously allocated to the Connectivity and Cable Solutions (CCS) segment, Outdoor Wireless Networks (OWN) segment and Distributed Antenna Systems (DAS) business unit, since these costs were not directly attributable to these discontinued operations. See the segment comparison tables below showing the aggregation of the Core financial measures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

Richardson, TX, February 26, 2026 — Vistance Networks, Inc. (NASDAQ: VISN), a global leading provider of intelligent network solutions, today reported results for the quarter and year ended December 31, 2025.

Summary of Consolidated Results
	Q4	Q4	% Change
	2025	2024	YOY
	(in millions, except per share amounts)
Net sales	$514.5	$415.2	23.9%
GAAP loss from continuing operations	(50.3)	(21.0)	139.5
GAAP loss from continuing operations per share	(0.31)	(0.17)	82.4
Non-GAAP adjusted EBITDA (1)	64.7	27.5	135.3
Core non-GAAP adjusted EBITDA (1) (2)	99.1	64.0	54.8
Non-GAAP adjusted net income per diluted share (1)	0.17	0.14	21.4

	Full Year	Full Year	% Change
	2025	2024	YOY
	(in millions, except per share amounts)
Net sales	$1,931.6	$1,382.6	39.7%
GAAP income (loss) from continuing operations	324.3	(206.0)	NM
GAAP income (loss) from continuing operations per share	1.11	(1.27)	NM
Non-GAAP adjusted EBITDA (1)	292.0	24.5	1,091.8
Core non-GAAP adjusted EBITDA (1) (2)	379.4	137.4	176.1
Non-GAAP adjusted net income per diluted share (1)	0.77	0.10	670.0

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

(2) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

“2025 was a great year for Vistance Networks. We stayed committed to what we could control to improve company performance and profitability while creating shareholder value. For the fourth quarter, Vistance Networks reported net sales of $515 million, an increase of 24% from the prior year, and delivered Core adjusted EBITDA of $99 million, an improvement of 55% year-over-year, supported by growth in both segments. We are well positioned for 2026 as we continue to implement our strategic initiatives in Aurora and Ruckus. Our 2026 annual guideposts for Core adjusted EBITDA are in the range of $350 to $400 million,” said Chuck Treadway, President and Chief Executive Officer.

“For the full year 2025, Vistance Networks reported net sales of $1.93 billion increasing 40% from the prior year and delivered adjusted Core adjusted EBITDA of $379 million which increased 176% year-over-year. We ended the year with $923 million of cash, up $260 million versus end of 2024. Our strong 2025 performance coupled with the CCS transaction unlocked shareholder value and has positioned Vistance Networks to continue on the path of creating additional shareholder value,” said Kyle Lorentzen, Chief Financial Officer.

Free cash flow for the fourth quarter was $255 million driven by strong EBITDA. We ended the year with a strong liquidity position of $1.5 billion including $923 million of cash and approximately $584 million of availability under our asset-based revolving credit facility.

On January 9, 2026, the Company completed the previously announced sale of the CCS segment to Amphenol Corporation and used the $10 billion of net proceeds to pay all of its outstanding debt and redeemed all of the preferred equity. The Company expects to distribute the excess cash to our shareholders, as a special distribution of no less than $10 per share, by the end of April 2026. As a result of the transaction, unless otherwise noted, these financial results relate to Vistance Networks’ continuing operations based on the following remaining two reporting segments: RUCKUS and Aurora. For all periods presented, amounts have been recast to reflect these changes.

Fourth Quarter Results and Comparisons

Continuing operations net sales in the fourth quarter of 2025 increased 23.9% year-over-year to $514.5 million due to higher net sales in both the RUCKUS and Aurora segments. Net sales increased across all regions, except the Caribbean and Latin America (CALA) region.

Loss from continuing operations of $50.3 million, or $(0.31) per share, in the fourth quarter of 2025, increased compared to the same prior year period’s loss from continuing operations of $21.1 million, or $(0.17) per share. Non-GAAP adjusted net income for the fourth quarter of 2025 was $48.4 million, or $0.17 per share, compared to $37.3 million, or $0.14 per share, in the same prior year period.

Core non-GAAP adjusted EBITDA increased 54.8% to $99.1 million in the fourth quarter of 2025 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 19.3% in the fourth quarter of 2025 compared to 15.4% in the same prior year period. Non-GAAP adjusted EBITDA increased 135.3% to $64.7 million in the fourth quarter of 2025 compared to the same prior year period. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 12.6% in the fourth quarter of 2025 compared to 6.6% in the same prior year period.

Fourth Quarter Comparisons

Sales by Region

			% Change
	Q4 2025	Q4 2024	YOY
United States	$363.1	$274.8	32.1%
Europe, Middle East and Africa	63.6	50.4	26.2
Asia Pacific	40.5	38.9	4.1
Caribbean and Latin America	24.4	29.2	(16.4)
Canada	22.9	21.9	4.6
Total net sales	$514.5	$415.2	23.9%

Segment Net Sales

			% Change
	Q4 2025	Q4 2024	YOY
RUCKUS	$167.1	$153.4	8.9%
Aurora	347.4	261.8	32.7
Total net sales	$514.5	$415.2	23.9%

Segment Operating Income (Loss)

			% Change
	Q4 2025	Q4 2024	YOY
RUCKUS	$(4.7)	$8.6	(154.7)%
Aurora	50.4	0.2	NM
Core operating income (1)	45.7	8.8	419.3
Corporate and other (2)	(48.6)	(56.4)	(13.8)
Total operating loss	$(2.9)	$(47.6)	(93.9)%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q4 2025	Q4 2024	YOY
RUCKUS	$19.8	$26.5	(25.3)%
Aurora	79.3	37.5	111.5
Core adjusted EBITDA (1)	99.1	64.0	54.8
Corporate and other (2)	(34.4)	(36.5)	(5.8)
Total segment adjusted EBITDA	$64.7	$27.5	135.3%

NM – Not meaningful

(1) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment will be reallocated to our remaining segments beginning in the first quarter of 2026.

•
RUCKUS - Net sales of $167.1 million increased 8.9% from the prior year primarily driven by an increase in demand and an investment in selling resources. Core Ruckus net sales which excludes OneCell increased 16.2% versus the prior year.
•
Aurora - Net sales of $347.4 million increased 32.7% from the prior year driven by increases in Access Technologies.

Full Year Results and Comparison

Net sales in 2025 increased 39.7% year-over-year to $1.93 billion primarily due to higher net sales in both the RUCKUS and Aurora segments. Net sales increased across all regions, except the CALA region.

In 2025, income from continuing operations of $324.3 million, or $1.11 per share, increased compared to the prior year loss from continuing operations of 206.0 million, or $(1.27) per share. Non-GAAP adjusted net income for 2025 increased to $211.8 million, or $0.77 per share, compared to $26.7 million, or $0.10 per share, in 2024.

Core non-GAAP adjusted EBITDA increased 176.1% to $379.4 million in 2025 compared to the prior year. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 19.6% in 2025 compared to 9.9% in the prior year. Non-GAAP adjusted EBITDA increased by $267.5 million to $292.0 million in 2025 compared to the prior year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 15.1% in 2025 compared to 1.8% in 2024.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in 2025 was $322.9 million.
•
Free cash flow in 2025 was $252.6 million after adjusting operating cash flow for $70.3 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the year with $922.8 million in cash and cash equivalents which include $168.4 million in cash and cash equivalents in assets held for sale.
•
As of December 31, 2025, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $584.5 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,507.3 million.

Conference Call, Webcast and Investor Presentation

As previously announced, Vistance Networks will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2025 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of Vistance Networks’ Investor Relations website.

A webcast replay will be archived on Vistance Networks’ website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Vistance Networks:

Vistance Networks (NASDAQ: VISN)) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com.

Follow us on LinkedIn.

Investor Contact:
Jenny Thompson
Jenny.Thompson@VistanceNetworks.com

News Media Contact:
Luke Hamer
Luke.Hamer@VistanceNetworks.com

Non-GAAP Financial Measures

Management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. Management further believes that these financial measures are useful in assessing Vistance Networks’ operating performance from period to period by excluding certain items that we believe are not representative of our core business. Management also uses certain of these financial measures for business planning purposes and in measuring Vistance Networks’ performance relative to that of its competitors. Management believes these financial measures are commonly used by investors to evaluate Vistance Networks’ performance and that of its competitors. However, Vistance Networks’ use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

Management believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the RUCKUS and Aurora segments, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to the discontinued operations. The Core results represent the business results as currently managed and reported by Vistance Networks. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Core Ruckus Measures

Management believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core RUCKUS financial measures is the Ruckus segment excluding OneCell which was sold in May of 2025. The Core RUCKUS results represent the business results as currently managed and reported on with in RUCKUS today. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of our transformation initiative and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facility or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our ability to incur indebtedness at acceptable interest rates or at all; our ability to generate cash to service any future indebtedness; the ability to recognize the expected benefits of the sale of the CCS segment and prior sale transactions, including the expected financial performance of Vistance Networks following the transaction and prior sale transactions; the effect of the CCS sale transaction and prior sale transactions on the ability of Vistance Networks to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of Vistance Network’s competitors, creditors and prior stakeholders to the CCS sale transaction and prior sale transactions; potential litigation relating to the CCS sale transaction and prior sale transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the U.S. affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control.

These and other factors are discussed in greater detail under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025 and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

Vistance Networks, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net sales	$514.5	$415.2	$1,931.6	$1,382.6
Cost of sales	280.2	238.7	975.7	777.5
Gross profit	234.3	176.5	955.9	605.1
Transition service agreement income	7.8	2.1	35.5	24.5
Operating expenses:
Selling, general and administrative	136.4	118.1	497.4	472.0
Research and development	70.6	64.1	283.5	247.5
Amortization of purchased intangible assets	34.1	37.9	138.4	165.1
Restructuring costs, net	3.9	6.1	19.7	36.7
Other	—	—	4.8	—
Total operating expenses	245.0	226.2	943.8	921.3
Operating income (loss)	(2.9)	(47.6)	47.6	(291.7)
Other income (expense), net	(1.2)	(3.1)	(9.4)	7.9
Interest expense	—	—	—	—
Interest income	5.3	2.6	16.7	10.9
Income (loss) from continuing operations before income taxes	1.2	(48.1)	54.9	(272.9)
Income tax (expense) benefit	(51.5)	27.1	269.4	66.9
Income (loss) from continuing operations	(50.3)	(21.0)	324.3	(206.0)
Income from discontinued operations, net of income tax (expense) benefit of $1,316.3, $(58.5), $865.1 and $(213.6), respectively	1,409.8	27.8	1,959.4	(109.5)
Net income (loss)	1,359.5	6.8	2,283.7	(315.5)
Series A convertible preferred stock dividends	(17.6)	(16.6)	(68.9)	(65.2)
Net income (loss) attributable to common stockholders	$1,341.9	$(9.8)	$2,214.8	$(380.7)

Basic:
Earnings (loss) from continuing operations per share	$(0.31)	$(0.17)	$1.16	$(1.27)
Earnings (loss) from discontinued operations per share	6.36	0.13	8.93	(0.51)
Earnings (loss) per share	$6.05	$(0.04)	$10.09	$(1.78)

Diluted:
Earnings (loss) from continuing operations per share	$(0.31)	$(0.17)	$1.11	$(1.27)
Earnings (loss) from discontinued operations per share	6.36	0.13	8.52	(0.51)
Earnings (loss) per share	$6.05	$(0.04)	$9.63	$(1.78)

Weighted average shares outstanding:
Basic	221.8	215.9	219.5	214.4
Diluted (a)	221.8	215.9	230.0	214.4
(a) Calculation of diluted earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$1,341.9	$(9.8)	$2,214.8	$(380.7)

Weighted average shares (basic)	221.8	215.9	219.5	214.4
Dilutive effect of as-if converted Series A convertible preferred stock	—	—	—	—
Dilutive effect of equity-based awards	—	—	10.5	—
Denominator (diluted)	221.8	215.9	230.0	214.4

See notes to consolidated financial statements included in our Form 10-K.

Vistance Networks, Inc.
Consolidated Balance Sheets
(In millions, except share amounts)

	December 31,
	2025	2024
Assets
Cash and cash equivalents	$754.4	$404.1
Accounts receivable, net of allowance for doubtful accounts of $1.6 and $1.6, respectively	350.4	252.2
Inventories, net	310.4	403.0
Prepaid expenses and other current assets	56.5	89.4
Current assets held for sale	4,324.5	2,335.8
Total current assets	5,796.2	3,484.5
Property, plant and equipment, net of accumulated depreciation of $174.5 and $255.8, respectively	58.6	82.2
Goodwill	764.6	759.6
Other intangible assets, net	839.1	979.3
Deferred income taxes	1,765.9	431.5
Other noncurrent assets	146.6	150.1
Noncurrent assets held for sale	—	2,860.3
Total assets	$9,371.0	$8,747.5
Liabilities and Stockholders' Deficit
Accounts payable	$213.3	$123.4
Accrued and other liabilities	498.3	457.0
Current liabilities held for sale	783.9	649.3
Total current liabilities	1,495.5	1,229.7
Long-term debt	7,260.2	9,238.4
Deferred income taxes	67.2	90.9
Other noncurrent liabilities	273.5	321.1
Noncurrent liabilities held for sale	—	96.2
Total liabilities	9,096.4	10,976.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,278.7	1,227.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,278,653 and 1,227,328, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 223,260,316 and 215,887,001, respectively	2.4	2.3
Additional paid-in capital	2,487.9	2,514.2
Accumulated deficit	(3,040.8)	(5,324.5)
Accumulated other comprehensive loss	(118.7)	(344.5)
Treasury stock, at cost: 18,665,426 shares and 15,647,303 shares, respectively	(334.9)	(303.6)
Total stockholders' deficit	(1,004.1)	(3,456.1)
Total liabilities and stockholders' deficit	$9,371.0	$8,747.5

See notes to consolidated financial statements included in our Form 10-K.

Vistance Networks, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Activities:
Net income (loss)	$1,359.5	$6.7	$2,283.7	$(315.5)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	49.1	82.8	277.0	370.5
Equity-based compensation	15.4	8.0	42.7	29.1
Deferred income taxes	(1,383.1)	64.1	(1,350.4)	65.0
Asset impairments	—	2.0	—	19.2
(Gain) loss on disposal of discontinued operations	—	—	(869.0)	27.9
Changes in assets and liabilities:
Accounts receivable	66.0	(28.3)	(281.3)	(137.6)
Inventories	(24.5)	94.3	(92.0)	152.5
Prepaid expenses and other current assets	126.1	54.4	9.2	(55.9)
Accounts payable and other accrued liabilities	127.2	49.3	325.7	143.5
Other noncurrent assets	(17.0)	4.2	(49.0)	(20.6)
Other noncurrent liabilities	(47.5)	(17.8)	(37.8)	(18.1)
Other	10.1	(41.9)	64.1	13.1
Net cash generated by operating activities	281.3	277.8	322.9	273.1
Investing Activities:
Additions to property, plant and equipment	(25.8)	(7.3)	(70.3)	(25.3)
Proceeds from sale of property, plant and equipment	—	—	10.0	0.2
Net proceeds from divestitures	—	—	2,041.9	—
Acquisition of a business	—	—	—	(45.1)
Other	—	4.4	—	13.0
Net cash generated by (used in) investing activities	(25.8)	(2.9)	1,981.6	(57.2)
Financing Activities:
Long-term debt repaid	—	(4,314.6)	(2,049.0)	(4,338.6)
Long-term debt proceeds	—	4,350.0	50.0	4,350.0
Cash paid for debt discount	—	(59.4)	—	(59.4)
Debt issuance costs	—	(33.1)	(5.7)	(33.1)
Dividends paid on Series A convertible preferred stock	(17.6)	(0.1)	(17.6)	—
Tax withholding payments for vested equity-based compensation awards	(20.1)	—	(31.3)	(1.9)
Net cash used in financing activities	(37.7)	(57.2)	(2,053.6)	(83.0)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(10.8)	8.6	(13.4)
Change in cash and cash equivalents	217.5	206.9	259.5	119.5
Cash and cash equivalents at beginning of period	705.3	456.4	663.3	543.8
Cash and cash equivalents at end of period	$922.8	$663.3	$922.8	$663.3

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to consolidated financial statements included in our Form 10-K.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations, as reported	$(50.3)	$(21.0)	$324.3	$(206.0)
Income tax expense (benefit), as reported	51.5	(27.1)	(269.4)	(66.9)
Interest income, as reported	(5.3)	(2.6)	(16.7)	(10.9)
Other (income) expense, as reported	1.2	3.1	9.4	(7.9)
Operating income (loss), as reported	$(2.9)	$(47.6)	$47.6	$(291.7)
Adjustments:
Amortization of purchased intangible assets	34.1	37.9	138.4	165.1
Restructuring costs, net	3.9	6.1	19.7	36.7
Equity-based compensation	8.8	5.5	30.4	19.5
Transaction, transformation and integration costs	16.6	17.6	29.9	63.4
Depreciation	4.2	8.0	21.2	31.5
Other	—	—	4.8	—
Total adjustments to operating income (loss)	67.6	75.1	244.4	316.2
Non-GAAP adjusted EBITDA	$64.7	$27.5	$292.0	$24.5

Income (loss) from continuing operations, as reported	$(50.3)	$(21.0)	$324.3	$(206.0)
Adjustments:
Total pretax adjustments to adjusted EBITDA	63.4	67.1	223.2	284.7
Pretax gain on debt transactions (1)	—	6.4	1.1	6.4
Tax effects of adjustments and other tax items (2)	35.3	(15.2)	(336.8)	(58.4)
Non-GAAP adjusted net income	$48.4	$37.3	$211.8	$26.7
GAAP income (loss) from continuing operations per share, as reported (3)	$(0.31)	$(0.17)	$1.11	$(1.27)
Non-GAAP adjusted diluted income per share (4)	$0.17	$0.14	$0.77	$0.10

(1) Included in other income (expense), net.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For all periods presented, GAAP income (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend.

(4) Diluted shares used in the calculation of non-GAAP adjusted diluted income (loss) per share are 280.0 million and 270.6 million for the three months ended December 31, 2025 and 2024, respectively, and 275.6 million and 262.8 million for the years ended December 31, 2025 and 2024, respectively.

See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q4 2025	Q4 2024	YOY
United States	$363.1	$274.8	32.1%
Europe, Middle East and Africa	63.6	50.4	26.2
Asia Pacific	40.5	38.9	4.1
Caribbean and Latin America	24.4	29.2	(16.4)
Canada	22.9	21.9	4.6
Total net sales	$514.5	$415.2	23.9%

Sales by Region
			% Change
	Full Year 2025	Full Year 2024	YOY
United States	$1,380.7	$922.5	49.7%
Europe, Middle East and Africa	225.6	160.8	40.3
Asia Pacific	151.9	121.9	24.6
Caribbean and Latin America	88.6	98.1	(9.7)
Canada	84.8	79.3	6.9
Total net sales	$1,931.6	$1,382.6	39.7%

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q4 2025	Q4 2024	YOY
RUCKUS	$167.1	$153.4	8.9%
Aurora	347.4	261.8	32.7
Total net sales	$514.5	$415.2	23.9%

Segment Adjusted EBITDA (1)
			% Change
	Q4 2025	Q4 2024	YOY
RUCKUS	$19.8	$26.5	(25.3)%
Aurora	79.3	37.5	111.5
Core adjusted EBITDA (2)	99.1	64.0	54.8
Corporate and other (3)	(34.4)	(36.5)	(5.8)
Total segment adjusted EBITDA	$64.7	$27.5	135.3%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment will be reallocated to our remaining segments beginning in the first quarter of 2026.

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Full Year 2025	Full Year 2024	YOY
RUCKUS	$698.9	$546.3	27.9%
Aurora	1,232.7	835.8	47.5
Corporate and other (1)	—	0.5	(100.0)
Total net sales	$1,931.6	$1,382.6	39.7%

Segment Adjusted EBITDA (2)
			% Change
	Full Year 2025	Full Year 2024	YOY
RUCKUS	$127.5	$31.4	306.1%
Aurora	251.9	106.0	137.6
Core adjusted EBITDA (3)	379.4	137.4	176.1
Corporate and other (1)	(87.4)	(112.9)	(22.6)
Total segment adjusted EBITDA	$292.0	$24.5	1,091.8%

(1) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment will be reallocated to our remaining segments beginning in the first quarter of 2026.

(2) See “Non-GAAP Financial Measures” above.

(3) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

RUCKUS Net Sales
			% Change
	Q4 2025	Q4 2024	YOY
Core RUCKUS (1)	$167.1	$143.9	16.1%
OneCell	—	9.5	(100.0)
Total RUCKUS net sales	$167.1	$153.4	8.9%

(1) Core RUCKUS excludes the OneCell business that was sold in May of 2025.

Vistance Networks, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Fourth Quarter 2025 Segment Adjusted EBITDA Reconciliation

	RUCKUS	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$(4.7)	$50.4	$(48.6)	$(2.9)
Amortization of purchased intangible assets	12.7	21.5	—	34.1
Restructuring costs, net	1.1	1.6	1.2	3.9
Equity-based compensation	2.4	2.7	3.7	8.8
Transaction, transformation and integration costs	7.7	(0.1)	8.9	16.6
Depreciation	0.7	3.2	0.2	4.2
Segment adjusted EBITDA	$19.8	$79.3	$(34.4)	$64.7
Segment adjusted EBITDA % of sales	11.8%	22.8%	NM	12.6%

Fourth Quarter 2024 Segment Adjusted EBITDA Reconciliation
	RUCKUS	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$8.6	$0.2	$(56.4)	$(47.6)
Amortization of purchased intangible assets	12.7	24.3	0.8	37.9
Restructuring costs, net	0.8	3.9	1.4	6.1
Equity-based compensation	1.8	2.0	1.7	5.5
Transaction, transformation and integration costs	1.2	3.0	13.3	17.6
Depreciation	1.5	4.1	2.5	8.0
Segment adjusted EBITDA	$26.5	$37.5	$(36.5)	$27.5
Segment adjusted EBITDA % of sales	17.3%	14.3%	NM	6.6%

(1) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment will be reallocated to our remaining segments beginning in the first quarter of 2026.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2025 Segment Adjusted EBITDA Reconciliation

	RUCKUS	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$43.0	$123.7	$(119.1)	$47.6
Amortization of purchased intangible assets	50.7	89.1	(1.4)	138.4
Restructuring costs, net	4.7	11.0	4.0	19.7
Equity-based compensation	8.8	10.1	11.6	30.4
Transaction, transformation and integration costs	11.6	3.7	14.5	29.9
Depreciation	4.0	14.3	2.9	21.2
Other	4.8	—	—	4.8
Segment adjusted EBITDA	$127.5	$251.9	$(87.4)	$292.0
Segment adjusted EBITDA % of sales	18.2%	20.4%	NM	15.1%

Year Ended December 31, 2024 Segment Adjusted EBITDA Reconciliation

	RUCKUS	Aurora	Corporate and other (1)	Total
Operating loss, as reported	$(44.8)	$(80.8)	$(166.1)	$(291.7)
Amortization of purchased intangible assets	50.7	110.8	3.6	165.1
Restructuring costs, net	2.3	32.7	1.7	36.7
Equity-based compensation	6.7	7.2	5.5	19.5
Transaction, transformation and integration costs	10.1	17.5	35.7	63.4
Depreciation	6.5	18.5	6.5	31.5
Segment adjusted EBITDA	$31.4	$106.0	$(112.9)	$24.5
Segment adjusted EBITDA % of sales	5.7%	12.7%	NM	1.8%

(1) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment will be reallocated to our remaining segments beginning in the first quarter of 2026.

NM – Not meaningful
Components may not sum to total due to rounding.
See Description of Non-GAAP Financial Measures.

Vistance Networks, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Full Year 2025	Full Year 2024
Cash flow from operations	$277.8	$(186.9)	$77.1	$151.4	$281.3	$322.9	$273.1
Capital expenditures	(7.3)	(15.5)	(12.6)	(16.4)	(25.8)	(70.3)	(25.3)
Free cash flow	270.5	(202.4)	64.5	135.0	255.5	252.6	247.8

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

Vistance Networks, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Full Year 2025	Full Year 2024
Gross profit, as reported	$176.5	$197.6	$279.6	$244.4	$234.3	$955.9	$605.1
Equity-based compensation	0.4	0.3	0.3	0.2	0.2	1.0	1.1
Adjusted gross profit	$176.9	$197.9	$279.9	$244.6	$234.5	$956.9	$606.2
Adjusted gross profit as % of sales	42.6%	51.0%	54.6%	47.4%	45.6%	49.5%	43.8%

GAAP to Non-GAAP Adjusted Operating Expense
	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Full Year 2025	Full Year 2024
Selling, general and administrative, as reported	$118.1	$108.9	$128.4	$123.7	$136.4	$497.4	$472.0
Research and development, as reported	64.1	66.2	72.1	74.6	70.6	283.5	247.5
Operating expenses	$182.2	$175.1	$200.5	$198.3	$207.0	$780.9	$719.5
Equity-based compensation	5.1	5.4	7.1	8.4	8.6	29.4	18.4
Transaction, transformation and integration costs	17.3	4.4	7.3	1.8	16.6	29.9	63.4
Adjusted operating expense	$159.8	$165.3	$186.1	$188.1	$181.8	$721.6	$637.7
Adjusted operating expense as % of sales	38.5%	42.6%	36.3%	36.4%	35.3%	37.4%	46.1%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2026
Operating income	$178	$222
Adjustments:
Amortization of purchased intangible assets	102	102
Equity-based compensation	20	22
Restructuring costs, net and transaction and transformation costs	30	34
Other	—	—
Depreciation	20	20
Total adjustments to operating income	172	178
Adjusted EBITDA	$350	$400

Our actual consolidated and core results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.